                               PURCHASE AGREEMENT

                             DATED: DECEMBER 8, 1997
                                      AMONG


         STAGE II APPAREL CORP. ("Stage II"), with its principal place of business at: 350 Fifth Avenue, New York, NY 10118;

                  and

         SHOREBREAK GROUP, INC. ("Shorebreak") and its shareholders: DOUGLAS TUDOR, RICHARD SISKIND, JON SISKIND, AND BEVERLY ROSEMAN (the "Shorebreak Shareholders"), with their principal place of business at 1385 Broadway, New York, NY 10018.

                                TABLE OF CONTENTS

         1        PURCHASE AND SALES OF SHARES AND EXCHANGE OF STOCK                                              2
                           1.1      Stage II Receipt of Shares                                                    2
                           1.2      Special Releases; Consideration                                               2
                           1.3      Shorebreak Share Transfer                                                     2
                           1.4      Stage II Share Issuance                                                       2

         2        REPRESENTATIONS AND WARRANTIES OF SHOREBREAK AND
                  SHOREBREAK SHAREHOLDERS                                                                         2
                           2.1      Beneficial Owners                                                             2
                           2.2      Subsidiaries                                                                  3
                           2.3      Legal Rights in the Shorebreak Shares                                         3
                           2.4      Legal Proceedings                                                             3
                           2.5      Liens                                                                         3
                           2.6      Legal Organization                                                            3
                           2.7      Title to Assets, Leases                                                       4
                           2.8      Trademarks, Trade names, Licenses                                             4
                           2.9      Patents, Inventions                                                           4
                           2.10     Financial Statements                                                          4
                           2.11     No Material Adverse Changes                                                   5
                           2.12     No Other Businesses                                                           5
                           2.13     Filings of Governmental Reports                                               5
                           2.14     Timely Filing of All Tax Returns                                              5
                           2.15     No Breach                                                                     5
                           2.16     Full Legal Authority to Contract                                              6
                           2.17     Minute Books                                                                  6
                           2.18     Contracts                                                                     6
                           2.20     Oral Agreements                                                               7
                           2.21     Certain Actions Not Taken                                                     7
                           2.22     No Misleading Statements                                                      8
                           2.23     Pension Plans and Payments                                                    8
                           2.24     Adequate Insurance Coverage                                                   9
                           2.25     Powers Of Attorney                                                            9
                           2.26     No Finders' Fees Earned                                                       9
                           2.27     Environmental Law Compliance                                                  9
                           2.28     All Necessary Governmental Permits Obtained                                  10
                           2.29     Investment Representations                                                   10

         3        REPRESENTATIONS AND WARRANTIES OF STAGE II                                                     10
                           3.1      Subsidiaries: Encumbrance on Subsidiaries Shares                             11
                           3.3      Legal Proceedings                                                            11
                           3.4      Liens                                                                        12

                           3.5      Legal Organization: Stage II                                                 12
                           3.6      Title to Assets: Leases                                                      12
                           3.7      Trademarks, Trade names; Licenses                                            12
                           3.8      Patents, Inventions                                                          12
                           3.9      Financial Statements                                                         13
                           3.10     No Material Adverse Changes                                                  13
                           3.11     No Other Business                                                            13
                           3.12     Filing of Governmental Reports                                               13
                           3.13     Timely Filing Of All Tax Returns                                             13
                           3.14     No Breach                                                                    14
                           3.15     Full Legal Authority to Contract                                             14
                           3.16     Minute Books                                                                 14
                           3.17     Contracts                                                                    15
                           3.19     Oral Agreements                                                              16
                           3.20     Certain Actions Not Taken                                                    16
                           3.21     No Misleading Statements                                                     17
                           3.22     Pension Plans and Payments                                                   17
                           3.23     Adequate Insurance Coverage                                                  18
                           3.24     Powers Of Attorney                                                           18
                           3.25     No Finders' Fees Earned                                                      18
                           3.26     Environmental Law Compliance                                                 18
                           3.27     All Necessary Governmental Permits Obtained                                  19
                           3.28     Public Company; Periodic Report                                              19
                           3.29     American Stock Exchange Listing                                              19
                           3.30     Vendor and Customer Contracts                                                19

         4        SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  INDEMNIFICATION                                                                                20
                           4.1      Survival of Representations                                                  20
                           4.2      Shorebreak Shareholders' Indemnifications                                    20
                           4.3      Notifications by Stage II                                                    20
                           4.4      Stage II Indemnification                                                     21
                           4.5      Notification by the Shorebreak Shareholder                                   21
                           4.6      Indemnification Survival Date                                                21

         5        CONDUCT OF STAGE II BUSINESS PENDING CLOSING                                                   22
                           5.1      Conduct of Operations                                                        22
                           5.2      Internal Controls                                                            22
                           5.3      Stand Still on Obligations                                                   22
                           5.4      Preservation of Representations                                              23
                           5.5      Continuing Investigation                                                     23
                           5.6      Procuring Approvals                                                          23
                           5.7      Preservation of Business and Customer Relations                              23

                           5.8      Adjustment in Shares                                                         24
                           5.9      Corporate Access                                                             24
                           5.10     Delivery of Periodic Reports.                                                24
                           5.11     Maintenance of Exchange Listing.                                             24
                           5.12     Proxy Statement and Special Meeting                                          24

         6        CONDUCT OF SHOREBREAK BUSINESS PENDING CLOSING                                                 25
                           6.1      Conduct of Operations                                                        25
                           6.2      Internal Controls                                                            25
                           6.3      Stand Still on Obligations                                                   25
                           6.4      Preservation of Representations                                              26
                           6.5      Continuing Investigation                                                     26
                           6.6      Procuring Approvals                                                          27
                           6.7      Preservation of Business and Customer Relations                              27

         7        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHOREBREAK AND
                  THE SHOREBREAK SHAREHOLDERS                                                                    27
                           7.1      No Material Breaches                                                         27
                           7.2      Compliance with Entire Agreement                                             27
                           7.3      Certification of Compliance                                                  27
                           7.4      Certain Consents Obtained                                                    27
                           7.5      Reconstitution of Stage II Board                                             28
                           7.6      Certification of Corporate Existence                                         28
                           7.7      Physical Inventory; Interim Financial Statements                             28
                           7.8      Board Approval of the Transaction                                            28
                           7.9      AMEX Consent                                                                 29
                           7.10     Purchase Orders                                                              29
                           7.11     Shareholder Notice and Approval                                              29
                           7.12     Repurchase Agreement                                                         29

         8        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF STAGE II                                            29
                           8.1      No Material Breaches                                                         29
                           8.2      Compliance with Entire Agreement                                             29
                           8.3      Certification of Compliance                                                  29
                           8.4      Certain Consents Obtained                                                    29
                           8.5      Certificates of Corporate Existence                                          30
                           8.6      Physical Inventory                                                           30
                           8.7      Stage II Shareholders Employment Agreements                                  30
                           8.8      Options                                                                      30
                           8.9      Blue Sky Laws                                                                30
                           8.10     Purchase Orders                                                              30
                           8.11     New Credit Facility                                                          30

         9        OTHER OBLIGATIONS OF THE PARTIES AT THE CLOSING                                                31
                           9.1      Other Shorebreak Shareholders' Obligations                                   31
                           9.2      Other Stage II Obligations                                                   31
                           9.3      Press Releases                                                               31
                           10.1     Shorebreak Termination Event                                                 32
                           10.2     Stage II Termination Event                                                   32
                           10.3     Other Termination Events                                                     32
                           10.4     Notice of Termination                                                        32
                           10.5     Effects of Termination                                                       32

         11       POST CLOSING                                                                                   33
                           11.1     Standstill Obligations                                                       33
                           11.2     Access                                                                       33
                           11.3     Delivery of Periodic Reports, Maintenance of Exchange Listing, and
                  Notice of Annual Meetings.                                                                     33
                           11.4     No Derogation                                                                34
                           11.5     Further Instruments                                                          34

         12       MISCELLANEOUS                                                                                  34
                           12.1     Benefit                                                                      34
                           12.2     Entire Agreement.                                                            34
                           12.3     Governing Law; Consent to Jurisdiction.                                      34
                           12.4     Expenses.                                                                    34
                           12.5     Assignment.                                                                  34
                           12.6     Severability.                                                                35
                           12.7     Notices                                                                      35
                           12.8     Non-waivers                                                                  36
                           12.9     Headings                                                                     36
                           12.10    Closing                                                                      36
                           12.11    Counterparts                                                                 36

                               PURCHASE AGREEMENT

                             DATED: DECEMBER 8, 1997
                                      AMONG


STAGE II APPAREL CORP. ("Stage II"), with its principal place of business at:
350 Fifth Avenue, New York, NY 10118;

                  and

SHOREBREAK GROUP, INC. ("Shorebreak") and its shareholders: DOUGLAS TUDOR, RICHARD SISKIND, JON SISKIND, AND BEVERLY ROSEMAN (the "Shorebreak Shareholders"), with their principal place of business at 1385 Broadway, New York, NY 10018.


                                    RECITALS

A. Stage II, a public corporation organized under the laws of the State of New York, wishes to acquire all the outstanding shares of Shorebreak, a corporation organized under the laws of the State of New York.

B. The Shorebreak Shareholders, constituting all of the shareholders of Shorebreak, wish to sell their respective shares of common stock of Shorebreak to Stage II in exchange for shares of common stock of Stage II.

C. Stage II and the Shorebreak Shareholders intend that for federal income tax purposes the exchange of shares between them shall be a exchange in which neither party will recognize gain or loss.

D. Stage II shall repurchase a total of 1,900,000 shares (the "Repurchase Shares") of the issued and outstanding common stock of Stage II ("Stage II Common Stock") from Jack Clark, Robert Plotkin and Steven R. Clark (the "Stage II Shareholders") in consideration of their release from guarantees of certain indebtedness of Stage II, and the issuance to the Stage II Shareholders of options to purchase 1,500,000 shares of Stage II Common Stock (the "Options"); and

E. Certain other agreements are to be entered into between Stage II and the Stage II Shareholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the parties agree as follows:

1        PURCHASE AND SALES OF SHARES AND EXCHANGE OF STOCK

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) the parties shall consummate the following transactions:

         1.1 Stage II Receipt of Shares Pursuant to the Repurchase Agreement in the form of Exhibit 1.1 (the "Repurchase Agreement"), Stage II shall repurchase the Repurchase Shares from the Stage II Shareholders in the proportions set forth on Schedule 1.1.

         1.2 Special Releases; Consideration In consideration for the repurchase of their Repurchase Shares under the Repurchase Agreement, the Stage II Shareholders shall receive releases, in the form of Exhibit 1.2a, of their guarantees for the debts identified on Schedule 1.2, and the issuance of Options pursuant to a Stock Option Plan in the form of Exhibit 1.2b (the "Option Plan").

         1.3 Shorebreak Share Transfer The Shorebreak Shareholders shall sell, transfer and deliver to Stage II, all and not a part of the 200 shares of the common stock, no par value, of Shorebreak issued and outstanding (collectively, the "Shorebreak Shares") , free and clear of all liens, mortgages, deeds of trust, security interests, pledges, charges, encumbrances, liabilities and claims of every kind.

         1.4 Stage II Share Issuance Stage II shall sell, issue and transfer to the Shorebreak Shareholders, in the proportions set forth on Schedule 1.4, all and not a part of 4,008,654 shares of Stage II Common Stock (the "Stage II Shares"), free and clear of all liens, mortgages, deeds of trust, security interests, pledges, charges, encumbrances, liabilities and claims of every kind, except those which may be imposed by the federal securities law or arise from acts or omissions of the Shorebreak Shareholders.


2        REPRESENTATIONS AND WARRANTIES OF SHOREBREAK AND SHOREBREAK
         SHAREHOLDERS

         Shorebreak and the Shorebreak Shareholders warrant and represent to Stage II (it being understood that any Schedules or amended Schedules referred to in this Article 2 that are delivered to Stage II within five (5) business days after the date hereof shall be deemed a part hereof):


         2.1 Beneficial Owners The Shorebreak Shareholders are the lawful beneficial owners of the Shorebreak Shares, as listed on Schedule 4, all of which are registered on the records of Shorebreak in their respective names and which constitute all of the issued and outstanding shares of capital stock of the Shorebreak.

         2.2 Subsidiaries Shorebreak has no subsidiaries and does not own the stock of any other corporation.

         2.3 Legal Rights in the Shorebreak Shares The Shorebreak Shares are duly authorized, validly issued, fully paid and non-assessable. The Shorebreak Shares have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, charge, claim, liability, or encumbrance of any nature against the Shorebreak Shares. Except for the sale of the Shorebreak Shares contemplated hereby, there are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which any of the Shorebreak Shareholders or Shorebreak is a party, or by which any of the Shorebreak Shareholders or Shorebreak is bound, relating to the issuance, voting or sale of the Shorebreak Shares, or any authorized but unissued shares of capital stock of Shorebreak, or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. The Shorebreak Shareholders have good and marketable title to the Shorebreak Shares and have full right to transfer title to the Shorebreak Shares free and clear of all liens, mortgages, charges, encumbrances, liabilities and claims of every type whatsoever. At the Closing, the Shorebreak Shareholders shall have good and marketable title to the Shares and full right to transfer title to the Shorebreak Shares free and clear of all liens, mortgages, charges, liabilities, encumbrances and claims of every type whatsoever. The sale, conveyance, transfer and delivery of the Shorebreak Shares by the Shorebreak Shareholders to Stage II pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Shorebreak Shares to Stage II, free and clear of all liens, charges, claims, liabilities and encumbrances of any nature whatsoever.

         2.4 Legal Proceedings Neither Shorebreak nor any of the Shorebreak Shareholders is a party to any pending litigation, arbitration or administrative proceeding or investigation, and, to the best knowledge of the Shorebreak Shareholders no such litigation, arbitration or administrative proceeding or investigation that might result in any material and adverse change in the financial condition, business or properties of Shorebreak has been, or is threatened.

         2.5 Liens There are no liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of Shorebreak are subject, except as described in Schedule 2.5 or in the financial statements referred to in Section 2.10.

         2.6 Legal Organization Shorebreak is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Shorebreak has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. Shorebreak is not qualified to transact business in any other jurisdiction, nor is Shorebreak required to be so qualified.

         2.7 Title to Assets, Leases Shorebreak has good and marketable title to it real and personal property reflected in the financial statements referred to in Section 2.10, free and clear of all liens, mortgages, deeds of trust, claims, security interests, liabilities, encumbrances and charges, except as reflected in such financial statements and except for liens, encumbrances and charges, if any, which do not materially detract from the value of or interfere with the use of any property subject thereto or affected thereby, except as disclosed in
Schedule 2.5. Schedule 2.7 contains an accurate list of all leases and other agreements under which Shorebreak is lessee of any real or personal property. Each of such leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

         2.8 Trademarks, Trade names, Licenses Shorebreak owns the trademarks, trade names, and registrations therefor listed in Schedule 2.8a, and is the licensee of the licenses of the trademarks, trade names, and registrations listed in Schedule 2.8b. Shorebreak has not granted, and will not grant prior to the Closing, licenses or other rights to use such trademarks or trade names to anyone. No other trademarks or trade names are either owned or used by Shorebreak. To the best knowledge of the Shorebreak Shareholders, the operations of Shorebreak's business do not infringe on the trademarks and trade names of any third party, and no claim has been made or threatened that there is any such infringement.

         2.9 Patents, Inventions Shorebreak owns, or has licenses to utilize, the inventions, letters patent, applications for letters patent and patent license rights specified as belonging to it in Schedule 2.9 and has not granted, and will not grant prior to the Closing, licenses or other rights to use such inventions, letters patent, application for letters patent or patent license rights, except as specified in Schedule 2.9. No other inventions, letters patent, applications for letters patent or patent license rights are owned or used by Shorebreak. To the best knowledge of the Shorebreak Shareholders, the operations of Shorebreak's business does not infringe on the inventions, letters patent, applications for letters patent or patent license rights of any third party, and no claim has been made or threatened that there is any such infringement.

         2.10 Financial Statements Shorebreak has delivered to Stage II its balance sheet as at September 30, 1997 ("Shorebreak Balance Sheet") and its statements of income and cash flows for the nine month period then ended (collectively "Shorebreak Financial Statements".) True, correct and complete copies of the Shorebreak Financial Statements are attached as Schedule 2.10. The Shorebreak Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and are accompanied by a report from Shorebreak's accountants showing that they have reviewed those statements. All items included in the inventories reflected in the Shorebreak Financial Statements are owned by Shorebreak, except for items sold in the ordinary course of business since September 30, 1997; its inventory is not subject to any security interest except as described in Schedule 2.5. Schedule
2.10 contains a list of all prepaid expenses (including pre-paid tickets to sports and entertainment events) showing to whom money was paid and the contract or other obligation pursuant to which it was paid.

         2.11 No Material Adverse Changes There has been no material adverse change in the financial position of Shorebreak since September 30, 1997, other than the changes referred to in Schedule 2.11a. The Shorebreak Balance Sheet reflects the liabilities and obligations of Shorebreak, direct and contingent, as at September 30, 1997, and Shorebreak as of the date hereof, does not have any material liabilities of any nature whatsoever, direct or contingent, that have not been reflected in the Shorebreak Balance Sheet except such current liabilities as have been incurred since September 30, 1997 in the ordinary course of business, and except for possible rejections by customers of manufactured goods (which rejections in the aggregate will not exceed $10,000). A "material adverse change in financial condition" shall mean a decrease in total assets or an increase in total liabilities of greater than 5% of the total assets or total liabilities reflected on the September 30, 1997 Balance Sheet. As of September 30, 1997, there was no asset used by Shorebreak in its operations that has not been reflected thereon, and except as set forth on
Schedule 2.11b, no assets have been acquired by Shorebreak since such date except in the ordinary course of business.

         2.12 No Other Businesses Shorebreak does not own all or any part of or control, directly or indirectly, any other business, joint venture, partnership or proprietorship not reflected in the Shorebreak Financial Statements and the notes thereto.

         2.13 Filings of Governmental Reports To the best knowledge of the Shorebreak Shareholders, Shorebreak has filed all reports and returns required by all governments or governmental agencies and has complied with all applicable material federal, state, and local laws, and the Shorebreak Shareholders know of no claim that the Shorebreak has failed to do so.

         2.14 Timely Filing of All Tax Returns Shorebreak has timely filed all federal and state income tax returns and has filed with all other appropriate governmental agencies all tax, franchise, license, gross receipts and other similar returns and reports required to be filed by Shorebreak. All tax liabilities of Shorebreak which it was required to pay for its first fiscal year have been paid or adequately disclosed and reserved for on the Shorebreak Financial Statements. For purposes of this Section 2.14, the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions.

         2.15 No Breach The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, result in the breach of any term or provision of the certificate of incorporation or by-laws of Shorebreak or constitute a material breach of any term or provision of or constitute a default under any law, rule, regulation, indenture, mortgage, deed of trust or other agreement or instrument to which either Shorebreak or any of the Shorebreak Shareholders is a party or by which any of them is bound, and no consent or other approval of any other person is required to be obtained by either Shorebreak or any of the Shorebreak Shareholders in connection with the transactions contemplated hereby.

         2.16 Full Legal Authority to Contract Shorebreak and each of the Shorebreak Shareholders has the full legal right and capacity to execute, deliver and perform this Agreement on behalf of itself, him or herself, and each of them is and shall be bound by such actions. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the execution, delivery or performance of this Agreement by Shorebreak or the Shorebreak Shareholders. This Agreement has been duly executed and delivered by Shorebreak and the Shorebreak Shareholders and constitutes the legal, valid and binding obligation of Shorebreak and the Shorebreak Shareholders, enforceable against Shorebreak and the Shorebreak Shareholders in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         2.17 Minute Books True and complete copies of the certificate of incorporation and by-laws of Shorebreak and all amendments thereto and copies of all minutes of Shorebreak are contained in its minute books, true and correct copies of which have been provided to Stage II.

         2.18 Contracts Except as disclosed in Schedule 2.18 or in the other Schedules under this Article 2, Shorebreak is not a party to any written:

                  2.18.1 employment contract, or contract with any officer, director or consultant;

                  2.18.2 contract with any labor union or other labor organization;

                  2.18.3 bonus, pension, profit-sharing, retirement, stock purchase, severance, vacation, sick day, hospitalization, insurance or other plan or arrangement providing employee benefits;

                  2.18.4 lease with respect to any property, whether as lessor or lessee;

                  2.18.5 contract either continuing over a period of more than ninety (90) days from the date hereof or involving more than $25,000;

                  2.18.6 contract for borrowed money or guaranties for borrowed money;

                  2.18.7 license, sublicense, franchise or royalty agreement;

                  2.18.8   distribution, advertising or similar contract;

                  2.18.9 contract for the warehousing, storage, handling, shipping, importing, entry or customs clearance of products or supplies;

                  2.18.10 contract or license agreement that cannot be terminated on not more than sixty (60) days' notice and without liability or penalty in excess of $25,000 in the aggregate in connection with all such contracts, except contracts and commitments for the purchase or sale of goods, materials, supplies or services entered into in the ordinary course of business.

         2.19 Contracts are Enforceable in Accordance with their Terms Except as set forth in Schedule 2.19, all agreements, contracts or other instruments of Shorebreak listed or required to be listed in the Schedules under this Article 2 (collectively, the "Shorebreak Contracts") are valid, binding and in full force and effect and are enforceable by Shorebreak in accordance with their respective terms. Except as set forth in Schedule 2.19, Shorebreak has performed all material obligations required to be performed by it to date under the Shorebreak Contracts and it is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Shorebreak Contracts notified Shorebreak of that party's belief that Shorebreak is or is likely to become in breach or default in any material respect thereunder or of that party's intention to accelerate or modify in a manner adverse to Shorebreak any of its obligations or rights thereunder and, to the knowledge of the Shorebreak Shareholders, no other party to any of the Shorebreak Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both). Shorebreak has delivered to Stage II true and correct copies of all Shorebreak Contracts.

         2.20 Oral Agreements Shorebreak is not a party to any oral contracts of the types described in Sections 2.18.

         2.21 Certain Actions Not Taken Except as disclosed in the Shorebreak Financial Statements or in the other Schedules under this Article 2, since September 30, 1997, Shorebreak has not:

                  2.21.1 issued, purchased or redeemed any stock, bonds or other corporate securities of Shorebreak, consummated any merger, business combination, reclassification of it capital stock or other substantial business reorganization, or declared, set aside or paid any dividend or distribution in respect of any shares of capital stock;

                  2.21.2 incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under Shorebreak Contracts;

                  2.21.3 mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible;

                  2.21.4 sold or transferred any of its tangible or intangible assets, except in the ordinary course of business;

                  2.21.5 canceled any material debts or claims or waived any material right;

                  2.21.6   paid or discharged any liabilities of others;

                  2.21.7 sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, patents, patent applications, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, except as disclosed in the Schedules under this Article 2;

                  2.21.8 suffered or incurred any extraordinary expenses or losses;

                  2.21.9 discharged or satisfied any material lien or encumbrance;

                  2.21.10 paid or discharged any material obligation or liability, absolute or contingent, other than:

                           2.21.10.1 obligations and liabilities the payment or
discharge of which is reflected on Schedule 2.10 to this Agreement; and

                           2.21.10.2 current liabilities incurred since the date
the Financial Statements in the ordinary course of business;

                  2.21.11 made any material change in the individual or aggregate compensation in any form payable to Shorebreak's employees, directors, officers or consultants, except as set forth on Schedule 2.21;

                  2.21.12 entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a party that controls or is under common control with Shorebreak;

                  2.21.13 made any material changes in its accounting principles or methods; or

                  2.21.14 agreed in writing or, to the best knowledge of Shorebreak Shareholders, orally, to take any of the actions specified in this
Section 2.21.

         2.22 No Misleading Statements No representation, warranty, covenant or statement by Shorebreak or the Shorebreak Shareholders in this Agreement (including the Schedules) contains or will contain any untrue statement of a material fact, or omits or will omit a material fact, the omission of which will make the statements contained therein materially misleading.

         2.23 Pension Plans and Payments Shorebreak has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of the Employee Retirement Income Security Act of 1974 ("ERISA") and the related provisions of the Internal Revenue Code of 1966 (the "Code"), each as amended. Shorebreak has no unfunded liability nor accumulated funding deficiency (within the meaning of ERISA and the Code), whether or not waived, with respect to any employee plan previously maintained by Shorebreak or to which either has previously contributed. All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3 (2) (A) of ERISA) previously maintained by either Shorebreak or to which it previously contributed has been paid in full and Shorebreak does not have any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Fund, or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated in accordance with the applicable provisions of law and all agreements and contracts relating to any such plan have been terminated without liability to Shorebreak. Shorebreak does not currently maintain a profit-sharing plan for its employees, which is qualified under Section 401(k) of the Code. All contributions to health plans required to be made by employees of Shorebreak have been paid to Shorebreak or the health plan as required by the policies of Shorebreak. During 1997, no contributions were made or required to be made by Shorebreak to any such plan.

         2.24 Adequate Insurance Coverage Shorebreak maintains adequate insurance coverage with respect to its properties, including product liability, property damage, workers' compensation and general liability insurance, in respect of liabilities and risks prudently insured against by comparable businesses and as may be required pursuant to any franchise, license, agreement or permit to which Shorebreak is a party. Schedule 2.24 contains a correct and complete description of all such policies of insurance held by or on behalf of Shorebreak, true and correct copies of which have been delivered to Stage II. The policies described in Schedule 2.24 are outstanding and in force as of the date hereof, and there is no default, notice of cancellation or non-renewal with respect to any such policy.

         2.25 Powers Of Attorney There are no persons, firms, associations, or business organizations holding general or special powers of attorney from Shorebreak.

         2.26 No Finders' Fees Earned No agent, broker, investment banker, person or firm acting on behalf of the Shorebreak Shareholders or Shorebreak, or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from Stage II, Shorebreak, or any entity affiliated with them in connection with any of the transactions contemplated hereby.

         2.27 Environmental Law Compliance Except as set forth in Schedule 2.27, Shorebreak is not in violation of any statute, code, ordinance, rule, regulation, permit, judgment, order, writ, decree or injunction, as in effect on the date of this Agreement and applicable to their respective businesses and assets and relating to environmental or waste disposal standards or controls, other than violations, if any, which individually or in the aggregate have not had, or, insofar as reasonably can be foreseen, in the future will not have, a material adverse effect on their respective business and assets taken as a whole. To the best knowledge of the Shorebreak

Shareholders and except as set forth in as Schedule 2.27, no underground storage tanks and no electrical transformers containing PCB's have been or are located on any real property owned or leased by Shorebreak or the Subsidiary, and, to the best knowledge of the Shorebreak Shareholders and except as set forth in
Schedule 2.27, no asbestos construction or insulation materials have been incorporated in or installed at any structure, improvement, fixture, boiler, furnace or distribution system or equipment at any real property owned or leased by Shorebreak or the Subsidiary, nor have any such materials been disposed of on such sites. Except as set forth in Schedule 2.27, no portion of any real property owned or leased by Shorebreak is being used or has been used for the generation, storage, treatment, processing, disposal or other handling of toxic or hazardous substances, materials or wastes (including materials to be recycled, reconditioned or reclaimed) that constitute a "hazardous substance" as defined in Section 101 of the Comprehensive Environmental Response Compensation and Liability Act of 1960, as amended, or that are designated as a "hazardous substance" thereunder, nor are there on the date of this Agreement any toxic or hazardous substances, materials or wastes, buried or located on any real property owned or leased by Shorebreak.

         2.28 All Necessary Governmental Permits Obtained All material governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for Shorebreak to own it's respective assets and operate its business as presently conducted have been obtained by Shorebreak and are in full force and effect in accordance with their respective terms. There is not any proceeding pending to revoke any such license, permit, certificate, authorization, filing or registration.

         2.29 Investment Representations Each of the Shorebreak Shareholders (a) either is an "accredited investor," as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), or has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investments in Stage II Shares, (b) has received, reviewed and considered all information deemed relevant in making an informed decision about the investment in Stage II Shares, (c) is acquiring Stage II Shares for investment and with no present intention of distributing or reselling them except in accordance with the Securities Act, and (d) is aware that the Stage II Shares (i) have not been registered with the Securities and Exchange Commission (the "SEC") or any state securities commission, (ii) will be deemed to be "restricted securities" for purpose of the Securities Act and (iii) may not be sold or otherwise transferred in the absence of an exemption from the registration requirements of the Securities Act and applicable state securities laws.

3        REPRESENTATIONS AND WARRANTIES OF STAGE II

         Stage II hereby represents and warrants to Shorebreak and the Shorebreak Shareholders as follows (it being understood that any Schedules or amended Schedules referred to in this Article 3 that are delivered to Shorebreak within five (5) business days after the date hereof shall be deemed a part hereof):

         3.1 Subsidiaries: Encumbrance on Subsidiaries Shares Stage II has good and marketable title to all of the outstanding capital stock of each of its subsidiaries, a list of which, with their names, jurisdictions of incorporation and principal places of business is set forth is Schedule 3.1a (the "Subsidiaries"). All of the outstanding capital stock of the Subsidiaries ("Subsidiary Shares") are duly authorized, validly issued, fully paid and non-assessable, have not been pledged, mortgaged or otherwise encumbered in any way and are not subject to any lien, charge, claim, liability, or encumbrance of any nature, except as set forth in Schedule 3.1b. Except as set forth in
Schedule 3.1b, there are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which, Stage II or the Subsidiaries is a party, or by which, Stage II or the Subsidiaries is bound, relating to the issuance, voting or sale of the Subsidiary Shares or any authorized but unissued shares of capital stock of the Subsidiaries or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions noted on Schedule 3.1a. The Subsidiaries have the corporate power and authority to carry their businesses as now conducted and to own, lease or operate the properties and assets now used by them in connection therewith. The Subsidiaries are not qualified to transact business in any other jurisdiction other than the jurisdictions listed on
Schedule 3.1a, nor is any Subsidiary required to be so qualified.

         3.2 Stage II Shares The Stage II Shares have been duly authorized by all requisite corporate action of Stage II and shall, upon issuance, be validly issued, fully paid and nonassessable. Stage II has taken or shall take by the date of the Closing all action necessary to approve the issuance of the Stage II Shares pursuant to this Agreement, including the listing of the Stage II Shares on the American Stock Exchange (the "AMEX"). No anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement. Upon delivery to the Shorebreak Shareholders of certificates representing the Stage II Shares, they will acquire good and valid title to their Stage II Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising under the Securities Act or from their own acts or omissions. Other than this Agreement, the Stage II Shares are not subject to any agreement, arrangement, commitment or understanding, including any restriction relating to the voting, dividend rights or, except as provided under the Securities Act, disposition of the Stage II Shares. No stock transfer taxes will be due to the State of New York as a result of the issuance of the Stage II Shares.

         3.3 Legal Proceedings Except as set forth in Schedule 3.3, neither Stage II nor any Subsidiary is a party to any pending litigation, arbitration or administrative proceeding or investigation, and, to the best knowledge of Stage II, no such litigation, arbitration or administrative proceeding or investigation that might result in any material and adverse change in the financial condition, business or properties of Stage II or the Subsidiaries has been threatened.

         3.4 Liens There are no liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of Stage II or the Subsidiaries are subject, except as described in Schedule 3.4 or in the financial statements referred to in Section 3.9.

         3.5 Legal Organization: Stage II Stage II is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Stage II has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. Stage II is not qualified to transact business in any other jurisdiction, nor is Stage II required to be so qualified.

         3.6 Title to Assets: Leases Stage II and the Subsidiaries each has good and marketable title to their respective real and personal property reflected in the financial statements referred to in Section 3.9, free and clear of all liens, mortgages, deeds of trust, claims, security interests, liabilities, encumbrances and charges, except as reflected in such financial statements and except for liens, encumbrances and charges, if any, which do not materially detract from the value of or interfere with the use of any property subject thereto or affected thereby, except as disclosed in Schedule 3.4. Schedule 3.6 contains an accurate list of all leases and other agreements under which Stage II or any Subsidiary is lessee of any real or personal property. Each of such leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

         3.7 Trademarks, Trade names; Licenses Stage II and the Subsidiaries own the trademarks, trade names, and registrations therefor specified in Schedule 3.7a, and is the licensee of the licenses of the trademarks, trade names and registrations listed on Schedule 3.7b. Stage II and the Subsidiaries have not granted, and will not grant prior to the Closing, licenses or other rights to use such trademarks, trade names, or registrations. No other trademarks, trade names, or registrations are either owned or used by the Stage II or any Subsidiary. To the best knowledge of Stage II, the operations of Stage II's and the Subsidiaries' respective businesses do not infringe on the trademarks and trade names of any third party, and no pending or threatened claim has been made that there is any such infringement.

         3.8 Patents, Inventions Stage II and the Subsidiaries own the inventions, letters patent, applications for letters patent and patent license rights specified as belonging to them in Schedule 3.8 and have not granted, and will not grant prior to the Closing, licenses or other rights to use such inventions, letters patent, application for letters patent or patent license rights, except as specified in Schedule 3.8. No other inventions, letters patent, applications for letters patent or patent license rights are owned or used by Stage II or any Subsidiary. To the best knowledge of Stage II, the operations of Stage II's and the Subsidiary's respective businesses do not infringe on the inventions, letters patent, applications for letters patent or patent license rights of any third party and no pending or threatened claim has been made that there is any such infringement.

         3.9 Financial Statements The consolidated balance sheet of Stage II and the Subsidiaries as at December 31, 1996, and the consolidated statements of income and cash flows for the fiscal year then ended (true, correct and complete copies of which are annexed as Schedule 3.9a) have been prepared in accordance with GAAP. Stage II has delivered to Shorebreak a consolidated balance sheet ("Stage II Balance Sheet") and related consolidated statements of income and cash flows of Stage II and the Subsidiaries as at, and for the nine month period ended September 30, 1997, (the "Stage II Financial Statements") true and correct copies of which are annexed as a part of Schedule 3.9, and which were prepared in accordance with GAAP. All items included in the inventories reflected in the Stage II Financial Statements are owned by Stage II or the Subsidiaries, except for items sold in the ordinary course of business since September 30, 1997, and are not subject to any security interest except as described in Schedule 3.4.
Schedule 3.9b contains a list of all prepaid expenses (including pre-paid tickets to sports and entertainment events) showing to whom money was paid and the contract or other obligation pursuant to which it was paid.

         3.10 No Material Adverse Changes There has been no material adverse change in the consolidated financial position of Stage II and the Subsidiaries since September 30, 1997, other than the changes referred to in Schedules 3.10a. The Stage II Balance Sheet reflects the liabilities and obligations of Stage II and the Subsidiaries, direct and contingent, as at September 30, 1997, and neither Stage II nor the Subsidiaries has, as of the date hereof, any material liabilities of any nature whatsoever, direct or contingent, that have not been reflected in the Stage II Balance Sheet except such current liabilities as have been incurred since September 31, 1997, in the ordinary course of business and except for possible rejections by customers of manufactured goods (which rejections in the aggregate will not exceed $50,000). A "material adverse change in financial condition" shall mean a decrease in total assets or an increase in total liabilities of greater than 5% of the total assets or total liabilities reflected on the September 30, 1997 Balance Sheet. As of the date of the Stage II Balance Sheet, there was no asset used by Stage II or the Subsidiaries in its operations that has not been reflected thereon, and except as set forth on Schedules 3.10b, no assets have been acquired by Stage II or the Subsidiaries since such date except in the ordinary course of business.

         3.11 No Other Business Stage II does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship, other than the Subsidiaries.

         3.12 Filing of Governmental Reports To the best knowledge of Stage II, each of Stage II and the Subsidiaries has filed all reports and returns required by all governments or governmental agencies and has complied with all applicable material federal, state, and local laws, and Stage II knows of no claim that Stage II or the Subsidiaries has failed to do so.

         3.13 Timely Filing Of All Tax Returns To the best knowledge of Stage II, each of Stage II and the Subsidiaries has timely filed all federal and state income tax returns and has filed with all other appropriate governmental agencies all tax, franchise, license, gross receipts and other similar returns and reports required to be filed by Stage II or the Subsidiaries, as the case may be. The filing of the federal and New York State tax returns for the taxable year of Stage II ended December 31, 1996 are not on extension. Attached hereto as Schedule 3.13 are true and complete copies of the consolidated federal income tax returns filed by Stage II (on behalf of itself and the Subsidiaries) for its taxable years ended December 31, 1995, and 1996. All tax liabilities of Stage II and the Subsidiaries arising through the end of the taxable period ended September 30, 1997, have been paid or adequately disclosed and reserved for on the Stage II Financial Statements except as set forth on Schedule 3.13. Except as set forth on Schedule 3.13, no federal or New York State income tax return of Stage II or the Subsidiaries for any year has been or is currently under audit by the Internal Revenue Service or the New York State tax authorities. For purposes of this Section 3.13, the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions.

         3.14 No Breach Execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, result in the breach of any term or provision of the certificate of incorporation or by-laws of Stage II or any Subsidiary or constitute a material breach of any term or provision of or constitute a default under any law, rule, regulation, indenture, mortgage, deed of trust or other agreement or instrument to which Stage II, or any Subsidiary is a party or by which any of them is bound, and no consent or other approval of any other party is required to be obtained by either Stage II or any Subsidiary in connection with the transactions contemplated hereby, other than approval of the issuance of the Stage II Shares by the requisite vote of Stage II's shareholders and the listing of the Stage II Shares on the AMEX, each of which shall be obtained by the Stage II as a condition precedent to Closing.

         3.15 Full Legal Authority to Contract Stage II has the full legal right and capacity to execute, deliver and perform this Agreement. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Stage II's execution, delivery or performance of this Agreement, except the AMEX listing referral to in Section 3.15 and the Proxy Statement filing with the SEC referred to in Section 5.12. This Agreement has been duly executed and delivered by Stage II and constitutes the legal, valid and binding obligation of Stage II, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         3.16 Minute Books True and complete copies of the certificate of incorporation and by-laws of Stage II and each of the Subsidiaries and all amendments thereto and copies of all minutes of Stage II and the Subsidiaries are contained in the minute books that have been made available to Shorebreak for inspection.

         3.17 Contracts Except as disclosed in Schedule 3.17 or in the other Schedules under this Article 3, neither Stage II nor any the Subsidiary is a party to any written:

                  3.17.1 employment contract, or contract with any officer, director or consultant;

                  3.17.2 contract with any labor union or other labor organization;

                  3.17.3 bonus, pension, profit-sharing, retirement, stock purchase, severance, vacation, sick day, hospitalization, insurance or other plan or arrangement providing employee benefits;

                  3.17.4 lease with respect to any property, whether as lessor or lessee;

                  3.17.5 contract other than purchase orders it issued for apparel or purchase orders it received for the sale of goods, either continuing over a period of more than ninety (90) days from the date hereof or involving at least $10,000;

                  3.17.6 contract for borrowed money or guaranties for borrowed money;

                  3.17.7 license, sublicense, franchise or royalty agreement;

                  3.17.8 distribution, advertising or similar contract;

                  3.17.9 contract for the warehousing, storage, handling, shipping, importing, entry or customs clearance of products or supplies;

                  3.17.10 contract or license agreement that cannot be terminated on not more than sixty (60) days' notice and without liability or penalty in excess of $10,000 in the aggregate in connection with all such contracts, except contracts and commitments for the purchase or sale of goods, materials, supplies or services entered into in the ordinary course of business.

         3.18 Contracts are Enforceable in Accordance with their Terms Except as set forth in Schedule 3.18, all agreements, contracts or other instruments of Stage II listed or required to be listed in the Schedules under this Article 3 (collectively, the "Stage II Contracts") are valid, binding and in full force and effect and are enforceable by Stage II in accordance with their respective terms. Except as set forth in Schedule 3.18, Stage II has performed all material obligations required to be performed by it to date under the Stage II Contracts and it is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Stage II Contracts notified Stage II of that party's belief that Stage II is or is likely to become in breach or default in any material respect thereunder or of the party's intention to accelerate or modify in a manner adverse to Stage II any of its obligations or rights thereunder and, to the knowledge of Stage II, no other party to any of the Stage II Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both). Stage II has delivered to Shorebreak true and correct copies of all Stage II Contracts.

         3.19 Oral Agreements Neither Stage II nor any Subsidiary is a party to any oral instruments of the types described in Section 3.17.

         3.20 Certain Actions Not Taken Except as disclosed in the Stage II Financial Statements, or in the other Schedules under this Article 3, since September 30, 1997, neither Stage II nor any Subsidiary has:

                  3.20.1 issued, purchased or redeemed any stock, bonds or other corporate securities of Stage II or any Subsidiary, consummated any merger, business combination , reclassification of its capital stock or other substantial business reorganization, or declared, set aside or paid any dividend or distribution in respect of any shares of capital stock;

                  3.20.2 incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under Stage II Contracts;

                  3.20.3 mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible;

                  3.20.4 sold or transferred any of its tangible or intangible assets, except in the ordinary course of business;

                  3.20.5 canceled any material debts or claims or waived any material right;

                  3.20.6 paid or discharged any liabilities of others;

                  3.20.7 sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, patents, patent applications, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, except as disclosed in the Schedules under this Article 3;

                  3.20.8 suffered or incurred any extraordinary expenses or losses;

                  3.20.9 discharged or satisfied any material lien or encumbrance;

                  3.20.10 paid or discharged any material obligation or liability, absolute or contingent, other than:

                  3.20.10.1 obligations and liabilities the payment or discharge of which is reflected on Schedule 3.9; and

                           3.20.10.2 current liabilities incurred since the date
thereof in the ordinary course of business;

                  3.20.11 made any material change in the individual or aggregate compensation in any form payable to any Subsidiary's or Stage II's employees, directors, officers and/or consultants, except as set forth on
Schedule 3.20;

                  3.20.12 entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a party that controls or is under common control with Stage II and any Subsidiary, including the Stage II Shareholders;

                  3.20.13 made any material changes in its accounting principles or methods; or

                  3.20.14 agreed in writing or, to the best knowledge of Stage II, orally to take any of the actions specified in this section.

         3.21 No Misleading Statements No representation, warranty, covenant or statement by the Stage II in this Agreement (including the Schedules) contains or will contain any untrue statement of a material fact, or omits or will omit a material fact, the omission of which will make the statements contained therein materially misleading.

         3.22 Pension Plans and Payments Stage II and the Subsidiaries, respectively, each has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of ERISA and the related provisions of the Code. Neither Stage II nor any Subsidiary has any unfunded liability nor accumulated funding deficiency (within the meaning of ERISA and the Code), whether or not waived, with respect to any employee plan previously maintained by either Stage II or any Subsidiary or to which either has previously contributed. All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3 (2) (A) of ERISA) previously maintained by either Stage II or the Subsidiary or to which either has previously contributed have been paid in full and neither Stage II nor any Subsidiary has any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated in accordance with the applicable provisions of law and all agreements and contracts relating to any such plan have been terminated without liability to either Stage II or the Subsidiary. Stage II and the Subsidiaries currently maintain a profit sharing plan for their employees, which plan is qualified under Section 401(k) of the Code. Stage II and the Subsidiaries have made all contributions required to be made under their profit-sharing plan and has invested all funds in the profit-sharing plan in accordance with the terms of said plan. During 1997, no contributions were made, or required to be made by Stage II or its Subsidiaries to any such plan. Such plan has been administered and operated in accordance with the applicable provisions of ERISA and the Code. The copies of the following delivered to the Shorebreak Shareholders are true and correct copies of (a) the plan document setting forth the terms and conditions of such plan, (b) the trust agreement established under such plan, (c) any investment or insurance contracts, if any, under such trust, (d) the latest determination letter or an opinion from the Internal Revenue Service as to the qualified status of such plan under the Code, and (e) the annual reports on Form 5500 series for the last three completed plan years. All contributions to health plans required to be made by employees of Stage II or the Subsidiaries have been paid to Stage II or the Subsidiaries or the health plan as required by the policies of Stage II or the Subsidiaries.

         3.23 Adequate Insurance Coverage Stage II and the Subsidiaries maintain adequate insurance coverage with respect to their respective properties, including product liability, property damage, workers' compensation and general liability insurance, in respect of liabilities and risks prudently insured against by comparable manufacturing businesses and as may be required pursuant to any franchise, license, agreement or permit to which Stage II or any Subsidiary is a party. Schedule 3.23 contains a correct and complete description of all such policies of insurance held by or on behalf of Stage II or the Subsidiaries, true and correct copies of which have been delivered to Shorebreak. The policies described in Schedule 3.22 are outstanding and in force as of the date hereof, and there is no default, notice of cancellation or non-renewal with respect to any such policy.

         3.24 Powers Of Attorney There are no persons, firms, associations, corporations or business organizations holding general or special powers of attorney from either Stage II or any Subsidiary.

         3.25 No Finders' Fees Earned No agent, broker, investment banker, person or firm acting on behalf of Stage II Shareholders, Stage II, any Subsidiary or any firm or corporation affiliated with them or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Stage II Shareholders, Stage II, any Subsidiary or any entity affiliated with them in connection with any of the transactions contemplated hereby, except for the fees payable by Stage II for services in connection with the fairness opinion referred to in
Section 7.8.

         3.26 Environmental Law Compliance Except as set forth in as Schedule 3.27, neither Stage II nor any Subsidiary is in violation of any statute, code, ordinance, rule, regulation, permit, judgment, order, writ, decree or injunction, as in effect on the date of this Agreement and applicable to their respective businesses and assets and relating to environmental or waste disposal standards or controls, other than violations, if any, which individually or in the aggregate have not had, or, insofar as reasonably can be foreseen, in the future will not have, a material adverse effect on their respective business and assets taken as a whole. To the best knowledge of Stage II, and except as set forth in the as Schedule 3.26, no underground storage tanks and no electrical transformers containing PCB have been or are located on any real property owned or leased by Stage II or any Subsidiary, and, to the best knowledge of Stage II

Shareholders, and except as set forth in the environmental report attached hereto as Schedule 3.26, no asbestos construction or insulation materials have been incorporated in or installed at any structure, improvement, fixture, boiler, furnace or distribution system or equipment at any real property owned or leased by Stage II or any Subsidiary, nor have any such materials been disposed of on such sites. Except as set forth in as Schedule 3.26, no portion of any real property owned or leased by Stage II or any Subsidiary is being used or has been used for the generation, storage, treatment, processing, disposal or other handling of toxic or hazardous substances, materials or wastes (including materials to be recycled, reconditioned or reclaimed) that constitute a "hazardous substance" as defined in Section 101 of the Comprehensive Environmental Response Compensation and Liability Act of 1960, as amended, or that are designated as a "hazardous substance" thereunder, nor are there on the date of this Agreement any toxic or hazardous substances, materials or wastes, buried or located on any real property owned or leased by Stage II or any Subsidiary.

         3.27 All Necessary Governmental Permits Obtained All material governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for Stage II or the Subsidiaries to own their respective assets and operate their respective businesses as presently conducted have been obtained by Stage II or the Subsidiary, as appropriate, and are in full force and effect in accordance with their respective terms. There is not any proceeding pending to revoke any such license, permit, certificate, authorization, filing or registration.

         3.28 Public Company; Periodic Report Stage II is subject to the periodic reporting requirements of section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and except as disclosed in Schedule
3.28 has filed all reports it was required to file with covering the period January 1, 1995 to the present; and except as set forth in Schedule 3.28, such reports were filed by the date each such report was required to be filed, unless an extension in time to file such report was obtained by the timely filing of form 12(b)25 or its equivalent, and in such event, such report was filed within the time permitted by the extension afforded by the filing of that form.

         3.29 American Stock Exchange Listing The outstanding shares of Stage II Common Stock is listed for trading on the AMEX and any listing application required to list the Stage II Shares will have been filed and acted upon by the AMEX at the time of the Closing. All written communications which Stage II has received from the AMEX or sent to the AMEX since January 1, 1997 are listed on
Schedule 3.29, and copies of all such communications have been made available to Shorebreak. Stage II has not received any written communications from the AMEX, other than may be contained in the communications listed in Schedule 3.29, which would indicate that the listing of the Stage II Common Stock for trading on the AMEX was in jeopardy in any way.

         3.30 Vendor and Customer Contracts All contracts between Stage II or its Subsidiaries on the one hand, and vendors and customers on the other hand for the manufacture and sale of goods scheduled for delivered 1998 are in full force and effect. All such customer contracts are for new goods only and not for goods which are in inventory or will be in inventory at the Closing.

4        SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION

         4.1 Survival of Representations All representations and warranties made by the parties hereto in this Agreement shall survive the Closing until and through the first anniversary of the Closing (the "Survival Date"). Stage II shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto delivered by Stage II in accordance with Article 3 with respect to any matter hereafter arising or discovered that, if existing or known at he date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that no supplement or amendment to those Schedules following the fifth business day after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 7.1.

         4.2 Shorebreak Shareholders' Indemnifications The Shorebreak Shareholders shall jointly and severely indemnify and hold harmless Stage II from and against all losses, liabilities, claims, damages, costs and expenses, including reasonable attorneys' fees collectively, the "Losses" and individually, a "Loss"), that Stage II may sustain arising from any breach by Shorebreak or the Shorebreak Shareholders of any of their representations, warranties, or covenants in this Agreement, to the extent that such Losses are not covered by insurance; provided, however, that the maximum amount of liability of the Shorebreak Shareholders for all breaches of the warranties, representations, or covenants hereunder in the aggregate shall be limited to $2,500,000 and, provided, further, that Stage II shall be entitled to assert claims hereunder only if and to the extent that all Losses shall in the aggregate exceed $50,000.

         4.3 Notifications by Stage II Stage II shall promptly notify the Shorebreak Shareholders of the existence of any third party claim, demand, or other matter to which the Shorebreak Shareholders' indemnification obligations would apply. The Shorebreak Shareholders shall be entitled, at their expense and with their counsel (which counsel shall be Roper, Barandes & Fertel, P.C. or such other counsel as may be reasonably acceptable to Stage II), to assume and conduct the defense of the claim. If the Shorebreak Shareholders do not undertake the defense of the claim, or if they have a conflict of interest with respect to the claim, Stage II shall be entitled to retain counsel (which counsel shall be Stahl & Zelmanovitz, or such other counsel as may be reasonably acceptable to Stage II) at the Shorebreak Shareholders' expense to conduct such defense. In the event that the Shorebreak Shareholders so choose to assume the defense of such third party claim, Stage II and the Shorebreak Shareholders shall mutually and reasonably cooperate in such defense (including any compromise or settlement thereof). In connection therewith: (a) Stage II shall consent to any compromise or settlement proposed by the Shorebreak Shareholders where (i) the compromise or settlement involves only monetary damages and (ii) the Shorebreak Shareholders agree to pay the full amount of such monetary damages; and (b) the Shorebreak Shareholders agree to consent to any compromise or settlement proposed by Stage II where either (i) the compromise or settlement results in no Losses to Stage II that are required to be indemnified by the Shorebreak Shareholders or (ii) Stage II agrees to absorb any and all such Losses.

         4.4 Stage II Indemnification Stage II agrees to indemnify and hold harmless the Shorebreak Shareholders from and against the amount of all Losses (exclusive of any losses from declines in the market price of the Stage II common stock) that the Shorebreak Shareholders may sustain arising out of any breach by Stage II of any of its representations, warranties, or covenants in this Agreement or in the Repurchase Agreement, to the extent that such Losses are not covered by insurance, provided however, that the liability of Stage II for all breaches of the warranties, representations, and covenants hereunder in the aggregate shall be limited to $2,500,000 and, provided, further, that the Shorebreak Shareholders shall be entitled to assert a claim hereunder only if and to the extent that all Losses incurred by the Shorebreak Shareholders shall in the aggregate exceed $50,000.

         4.5 Notification by the Shorebreak Shareholders The Shorebreak Shareholders shall promptly notify Stage II of the existence of any third party claim, demand, or other matter to which the indemnification obligations of Stage II would apply. Stage II shall be entitled, at its expense and with their counsel (which counsel shall be Stahl & Zelmanovitz, or such other counsel as may be reasonably acceptable to the Shorebreak Shareholders), to assume and conduct the defense of the claim. If Stage II does not undertake the defense of the claim, or if it has a conflict of interest with respect to the claim, the Shorebreak Shareholders shall be entitled to retain counsel (which counsel shall be Roper, Barandes & Fertel, PC, or such other counsel as may be reasonably acceptable to Stage II) at Stage II's expense to conduct in such defense. In the event that Stage II chooses to assume the defense of such third party claim, the Shorebreak Shareholders and Stage II shall mutually and reasonably cooperate in such defense (including any compromise or settlement thereof). In connection therewith: (a) the Shorebreak Shareholders agree to consent to any compromise or settlement proposed by Stage II where (i) the compromise or settlement involves only monetary damages and (ii) the Stage II agrees to pay the full amount of such monetary damages; and (b) Stage II agrees to consent to any compromise or settlement proposed by the Shorebreak Shareholders where either (i) the compromise or settlement results in no Losses to the Shorebreak Shareholders that are required to be indemnified by Stage II or (ii) the Shorebreak Shareholders agree to bear any and all such Losses.

         4.6 Indemnification Survival Date Notwithstanding anything contained in this Article 4 to the contrary, except in the case of fraud, the indemnification obligations of all parties hereto with respect to the breach of any representation or warranty contained herein shall terminate on the Survival Date, unless the party seeking indemnification gives written notice to the party obligated to provide indemnification of a claim for indemnification, and the specific nature of such claim, prior to the Survival Date.

5        CONDUCT OF STAGE II BUSINESS PENDING CLOSING

         Stage II covenants and agrees, from the date of this Agreement to the Closing, and unless otherwise approved in advance in writing by Shorebreak:

         5.1 Conduct of Operations Stage II and the Subsidiaries shall conduct their respective operations according to their respective ordinary and usual courses of business and shall maintain their respective records and books of account in a manner that fairly and correctly reflects their respective income, expenses, assets and liabilities in accordance with GAAP.

         5.2 Internal Controls Stage II will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         5.3 Stand Still on Obligations Since September 30, 1997, Stage II and the Subsidiaries have not, and prior to the Closing shall not, (a) pay or incur any material obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business; (b) incur any indebtedness for borrowed money (except for endorsement, for collection or for deposit, of negotiable instruments received in the ordinary and usual course of business and except for borrowing in the ordinary course of business against Stage II's credit line with Milberg (the "Credit Line")), or assume, guarantee, endorse or otherwise as accommodation become responsible for material obligations of any other individual or firm; (c) declare or pay any dividends, make any payment or distribution to shareholders, issue any capital stock or grant options, warrants or rights to purchase any shares of their respective capital stock except on provided in this Agreement; (d) mortgage, pledge or subject to lien or other encumbrances any of their respective properties or assets; (e) pay any loans to or from Stage II shareholders; (f) sell or transfer any of their respective properties or assets except in the ordinary and usual course of business or cancel, release or assign any material indebtedness owed to either Stage II or the Subsidiaries or any material claims held by either Stage II or the Subsidiaries; (g) make any investment of a capital nature either by the purchase of stock or securities (other than securities of the United States federal government), contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual or firm; (h) make any material change in their respective insurance, advertising or franchise commitments or arrangements, or enter into any contract for the purchase or sale of any materials, products or supplies other than such contracts incurred in the ordinary and usual course of business; (i) increase in any manner the compensation of any of their respective officers, directors, consultants, shareholders or employees, except or listed on Schedule 3.20, or pay or agree to pay any pension or retirement allowance not required by any existing plan to any of their respective officers or employees, or commit itself to any additional pension, retirement or profit-sharing plan or agreement, other benefit or perquisite or employment agreement with or for the benefit of any officer, director, shareholder, employee or other person; or (j) enter into any agreement or transaction whatsoever with a party that controls or is under common control with Stage II and the Subsidiaries except or provided in this Agreement.

         5.4 Preservation of Representations Stage II shall not, nor shall it allow the Subsidiaries to, take any action that (a) if taken on or before the date hereof, would make untrue any of the representations and warranties contained in Article 3 or (b) would interfere with the ability of Shorebreak or the Shorebreak Shareholders' to perform this Agreement.

         5.5 Continuing Investigation Shorebreak and the Shorebreak Shareholders may, through its own representatives, make such investigations and audits of the financial condition, business, operations, properties and assets of Stage II and the Subsidiaries (including, without limitation, the confirmation of cash, inventories, receivables and liabilities) as the Shorebreak Shareholders reasonably deem necessary or advisable, but such investigations shall not negate the effect of Stage II's representations, warranties and covenants hereunder. In connection with such investigation, Stage II and the Subsidiaries shall furnish to the Shorebreak Shareholders copies of all such documents, records, books of account and supporting records, and information relating to the properties, assets and business of the Stage II and the Subsidiaries, as the Shorebreak Shareholders may from time to time reasonably request. The Shorebreak Shareholders shall keep all documents, books, records and information obtained from or disclosed by Stage II or the Subsidiaries strictly confidential and shall not disclose any of it to any third party, other than to its attorneys, accountants and other advisers, or as required by law, without the prior written consent of Stage II and shall not use any of the foregoing prior to the Closing except for the purposes of consummating the transactions provided for in this Agreement.

         5.6 Procuring Approvals Stage II shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by Stage II or the Subsidiaries from any governmental agency or authority or financial institution (including the listing of the Stage II Shares with the AMEX) or other person in connection with the consummation of the transactions contemplated by this Agreement.

         5.7 Preservation of Business and Customer Relations Except as otherwise requested by the Shorebreak Shareholders, Stage II shall use its best efforts to preserve the business of Stage II and the Subsidiaries intact and to preserve for Stage II the good will of Stage II and the Subsidiaries' customers and suppliers and of others having business relations with Stage II and the Subsidiaries. Stage II recognizes that the Shorebreak Shareholders have requested that the following actions be taken prior to the Closing: (a) Stage II obtain an amendment to its license from Dunlop to provide that (i) its license from Dunlop will be renewed automatically from year to year unless notice is given by Stage II that it does not wish to renew, and (ii) the license will be deemed to cover the use of the licensed intellectual property upon tee shirts and upon fleece materials; (b) Stage II will renegotiate the employment contracts listed on Schedule 5.7 in a manner satisfactory to the Shorebreak Shareholders; and (c) the Henry Weiner litigation will have been settled on terms reasonably satisfactory to the Shorebreak Shareholders. Stage II shall use its best efforts to accomplish the foregoing requests but shall have no obligation to do so, nor shall any failure to do so give rise to rights of the Shorebreak Shareholders hereunder.

         5.8 Adjustment in Shares In the event that the shares of Stage II Common Stock shall be changed to or exchanged for a different number or kind of shares of stock, or other securities, whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise, or exchanged for shares of another corporation, or if the number of issued and outstanding shares of Stage II Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to the number and kind of shares of stock or other securities into which the Stage II Common Stock shall have been so changed, or for which the Stage II Common Stock shall be exchanged or to which the stock shall be entitled, as the case may be.

         5.9 Corporate Access Stage II will make its Chief Executive Officer and the Chief Financial Officer reasonably available by telephone or in person, to the Shorebreak Shareholders during normal business hours.

         5.10 Delivery of Periodic Reports. Stage II will promptly deliver to the Shorebreak Shareholders upon release or filing, copies of all its press releases, copies of its reports of any nature sent to its shareholders, filings made by it pursuant to section 12 of the Exchange Act and any other filings made by it with the SEC or the AMEX.

         5.11 Maintenance of Exchange Listing. Stage II will use its best efforts to maintain the listing of the Stage II Common Stock on the AMEX and will file, on time, all reports required to be filed with the AMEX, pursuant to section 12 of the Exchange Act.

         5.12 Proxy Statement and Special Meeting Stage II shall use all reasonable efforts to obtain, at a special meeting of its shareholders to be held as promptly as practicable after the date hereof (the "Special Meeting"), all shareholder approvals necessary to effectuate the issuance of the Stage II Shares pursuant to Section 1.4. In that regard, Stage II shall, as promptly as practicable after the date hereof, prepare, file with the SEC and transmit to holders of record of Stage II Common Stock a proxy and information statement (the "Proxy Statement") containing the information required by Sections 14(a) and 14(f) of the Exchange Act and Rules 14a-1 and 14f-1 thereunder with respect to the approval of the issuance of the Stage II Shares pursuant to Section 1.4 and the reconstitution of the board of directors of Stage II (the "Stage II Board") pursuant to Section 7.5. Stage II covenants that on the date the Proxy Statement is filed with the SEC and on the date it is first sent or given to shareholders, the information about Stage II contained in the Proxy Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made not misleading. Shorebreak shall cooperate with Stage II in the preparation of the portions of the Proxy Statement containing information with respect to Shorebreak and its affiliates as is reasonably necessary for the Proxy Statement (a) to comply as to form in all material respects with the relevant provisions of the Exchange Act and (b) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, solely with respect to Shorebreak and its affiliates. The Shorebreak Shareholders covenant that on the date the Proxy Statements filed with the SEC and on the date it is first given or sent to shareholders, the information provided in writing by Shorebreak or its affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in such information statement, in light of the circumstances in which they were made, not misleading. Stage II and Shorebreak, as the case may be, shall each promptly correct any information provided by it or any of its affiliates for use in the Proxy Statement, if and to the extent that information shall have become false or misleading in any material respect, and Stage II further agrees to amend or supplement the Proxy Statement and to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and disseminated to Stage II's shareholders, in each case as and to the extent required by the Exchange Act. Shorebreak and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to Stage II's shareholders. Stage II shall provide Shorebreak and its counsel in writing with any comments (written or oral) Stage II or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt thereof.

6        CONDUCT OF SHOREBREAK BUSINESS PENDING CLOSING

         Shorebreak covenants and agrees that, from the date of this Agreement to the Closing, and unless otherwise approved in advance in writing by Stage II:

         6.1 Conduct of Operations Shorebreak shall conduct its operations according to its ordinary and usual courses of business and shall maintain its records and books of account in a manner that fairly and correctly reflects their respective income, expenses, assets and liabilities in accordance with GAAP.

         6.2 Internal Controls Shorebreak will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         6.3 Stand Still on Obligations Since September 30, 1997, Shorebreak has not, and hereafter shall not: (a) pay or incur any material obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business; (b) incur any indebtedness for borrowed money (except for endorsement, for collection or for deposit, of negotiable instruments received in the ordinary and usual course of business and except for borrowing in the ordinary course of business against Shorebreak's credit line with C.I.T. Factors (the "Shorebreak Credit Line")), or assume, guarantee, endorse or otherwise as accommodation become responsible for material obligations of any other individual, firm (c) declare or pay any dividends, make any payment or distribution to shareholders, issue any capital stock or grant options, warrants or rights to purchase any shares of their respective capital stock except as provided in this Agreement; (d) mortgage, pledge or subject to lien or other encumbrances any of their respective properties or assets; (e) sell or transfer any of their respective properties or assets except in the ordinary and usual course of business or cancel, release or assign any material indebtedness owed to Shorebreak or any material claims held by Shorebreak; (f) make any investment of a capital nature either by the purchase of stock or securities (other than securities of the United States federal government), contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual or firm; (g) make any material change in their respective insurance, advertising or franchise commitments or arrangements, or enter into any contract for the purchase or sale of any materials, products or supplies other than such contracts incurred in the ordinary and usual course of business; (h) increase in any manner the compensation of any of their respective officers, directors, consultants, shareholders or employees, except as listed on Schedule 3.20, or pay or agree to pay any pension or retirement allowance not required by any existing plan to any of their respective officers or employees, or commit itself to any additional pension, retirement or profit-sharing plan or agreement, other benefit or perquisite or employment agreement with or for the benefit of any officer, director, shareholder, employee or other person; or (i) enter into any agreement or transaction whatsoever with a party that controls or is under common control with Shorebreak.

         6.4 Preservation of Representations Shorebreak shall not, take any action that (a) if taken on or before the date hereof, would make untrue any of the representations and warranties contained in Article 3 or (b) would interfere with the ability of Stage II to perform this Agreement.

         6.5 Continuing Investigation Stage II may, through its own representatives, make such investigations and audits of the financial condition, business, operations, properties and assets of Shorebreak (including, without limitation, the confirmation of cash, inventories, receivables and liabilities) as Stage II reasonably deems necessary or advisable, but such investigations shall not negate the effect of Shorebreak's representations, warranties and covenants hereunder. In connection with such investigation, Shorebreak shall furnish to Stage II copies of all such documents, records, books of account and supporting records, and information relating to the properties, assets and business of Shorebreak as Stage II may from time to time reasonably request. Stage II shall keep all documents, books, records and information obtained from or disclosed by Shorebreak strictly confidential and shall not disclose any of it to any third party, other than to its attorneys, accountants and other advisers, or as required by law, without the prior written consent of Shorebreak and shall not use any of the foregoing prior to the Closing except for the purposes of consummating the transactions provided for in this Agreement.

         6.6 Procuring Approvals Shorebreak shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by Shorebreak from any governmental agency or authority or financial institution or other person in connection with the consummation of the transactions contemplated by this Agreement.

         6.7 Preservation of Business and Customer Relations Except as otherwise requested by the Stage II Shareholders, Shorebreak shall use its best efforts, to preserve the business of Shorebreak intact and to preserve for Shorebreak the good will of Shorebreak's customers and suppliers and of others having business relations with Shorebreak.

7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHOREBREAK AND THE SHOREBREAK SHAREHOLDERS

         The obligations of the Shorebreak Shareholders and of Shorebreak under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by Stage II):

         7.1 No Material Breaches There shall not have been any material breach of the representations, warranties, covenants and agreements of Stage II contained in this Agreement or the Schedules, and all such representations and warranties shall be true at all times on or before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

         7.2 Compliance with Entire Agreement Stage II shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it, and the Stage II Shareholders shall have entered into the Repurchase Agreement and complied with all agreements and conditions required thereunder to be performed or complied with by them.

         7.3 Certification of Compliance The Shorebreak Shareholders shall have received a certificate dated the date of the Closing and signed by the Chairman of Stage II, certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

         7.4 Certain Consents Obtained Stage II shall have obtained any required written consents of Stuart Goldman, Townsley Ltd., Milberg and any other third parties whose consent is required, to the transactions contemplated hereunder and, subject to Section 8.10, shall have terminated the Credit Line and delivered to the Shorebreak Shareholders evidence of the release of all liens in favor of Milberg.

         7.5 Reconstitution of Stage II Board Stage II shall have received resignations, effective as of the date of the Closing, of all directors of Stage II and the Subsidiaries, subject to the reconstitution of the Stage II Board pursuant to Section 7.8.

         7.6 Certification of Corporate Existence    The Shorebreak Shareholders
shall have received certified copies of the following documents:

                  7.6.1 the certificate of incorporation of Stage II, and each of the Subsidiaries and all amendments thereto, restatements thereof certified as of a recent date by the Secretary of State of the State of New York;

                  7.6.2 copies of the by-laws of Stage II and of the Subsidiaries and all amendments thereto and restatements thereof certified as of the date of the Closing by an officer of Stage II and the Subsidiaries, respectively;

                  7.6.3 long-form good standing certificates of the Secretary of State of New York certifying as of a recent date that Stage II and of each of the Subsidiaries are in good standing under the laws of applicable jurisdiction; and

                  7.6.4 a written opinion of counsel for the Stage II Shareholders and Stage II dated as of the date of Closing, in the form of
Exhibit 7.6.4.

         7.7 Physical Inventory; Interim Financial Statements In December, 1997, the Shorebreak Shareholders shall have observed the taking of a physical inventory of Stage II, it shall have been priced under their observation, and a copy of that inventory shall have been received by Shorebreak and the Shorebreak Shareholders. As soon as practicable after the taking of the physical inventory, but no later than at the Closing, Shorebreak shall have received a copy of the monthly financial statements of Stage II compiled as in the ordinary course of business for the month most recently ended.

         7.8 Board Approval of the Transaction Prior to the execution hereof, the Stage II Board shall have resolved, in the form of Exhibit 7.8, and in full compliance with New York B.C.L. sections 713, 912 and 913 (including the unanimous vote of the disinterested directors) and the provisions of the certificate of incorporation of Stage II, that (a) Stage II may enter into this Agreement and consummate the transactions contemplated hereby and (b) the designees of the Shorebreak Shareholders listed in Exhibit 7.8 shall be appointed as directors of Stage II, effective as of the Closing, to fill the vacancies on the Stage II Board created by the resignations contemplated by
Section 7.5. Furthermore, the Stage II Board shall have retained the services of an investment banker competent to evaluate the terms of this transaction and opine to the Stage II Board that the transaction is fair to Stage II and its shareholders from a financial point of view, as those terms are used in NY BCL
Section 713; and prior to the Closing shall have received from the investment banker, chosen in compliance with this Section, its written opinion to the Stage II Board that the transaction is fair and reasonable to Stage II and its shareholders within the meaning of NY BCL 713, and a copy of such opinion shall have been delivered to the Shorebreak Shareholders.

         7.9 AMEX Consent Prior to the Closing, the AMEX shall have determined that AMEX Rule 341 shall not be applied to the transactions contemplated hereby.

         7.10 Purchase Orders Purchase orders granted by or received by Stage II shall have been made available to Shorebreak.

         7.11 Shareholder Notice and Approval Prior to the Closing, Stage II shall have (a) complied with Rule 14f-1 under the Exchange Act with respect to the reconstitution of the Stage II Board pursuant to Section 7.5 and (b) obtained approval for the issuance of the Stage II Shares by the requisite vote of its shareholders at the Special Meeting pursuant to the solicitation contemplated by Section 5.12.

         7.12 Repurchase Agreement The Stage II shall have entered into the Repurchase Agreement.

8        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF STAGE II

The obligations of Stage II under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Shorebreak Shareholders):

         8.1 No Material Breaches There shall not have been any material breach of the representations, warranties, covenants and agreements of Shorebreak or the Shorebreak Shareholders contained in this Agreement or the Schedules and all such representations and warranties shall be true at all times on or before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

         8.2 Compliance with Entire Agreement The Shorebreak Shareholders and Shorebreak shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them.

         8.3 Certification of Compliance Stage II shall have received a certificate dated the date of the Closing and signed by the Shorebreak Shareholders, certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

         8.4 Certain Consents Obtained Shorebreak and the Shorebreak Shareholders shall have obtained any required written consent of any third parties whose consent is required to the transactions contemplated hereunder and shall have delivered to Stage II evidence of the release of all liens in favor of any third parties, including factors, affecting outstanding shares of stock of Shorebreak.

         8.5 Certificates of Corporate Existence Stage II shall have received certified copies of following documents:

                  8.5.1 copies of the certificate of incorporation of Shorebreak, and all amendments thereto, restatements thereof certified as of a recent date by the Secretary of State of the State of New York;

                  8.5.2 copies of the by-laws of Shorebreak, and all amendments thereto and restatements thereof certified as of the date of the Closing by an officer of Shorebreak;

                  8.5.3 long-form good standing certificates of the Secretary of State of New York certifying as of a recent date that Shorebreak is in good standing under the laws of New York;

                  8.5.4 a written opinion of counsel for the Shorebreak Shareholders and Shorebreak dated as of the date of Closing, in the form of
Exhibit 8.5.5 hereto.

         8.6 Physical Inventory; Interim Financial Statements In December, 1997, Stage II and the Stage II Shareholders shall have observed the taking of a physical inventory of the inventory of Shorebreak, it shall have been priced under their observation, and a copy of that inventory shall have been received by Shorebreak and the Shorebreak shareholders. As soon as practicable after the taking of the physical inventory, but no later than at the Closing, Shorebreak shall have received a copy of the monthly financial statements of Stage II compiled as in the ordinary course of business for the month most recently ended.

         8.7 Stage II Shareholders Employment Agreements Stage II shall have entered into the employment agreement in the form of Exhibit 8.7.

         8.8 Options The Stage II Shareholders shall have received option agreements pursuant to the plan annexed in the form of Exhibit 1.2.

         8.9 Blue Sky Laws Stage II shall have complied with all applicable state securities laws.

         8.10 Purchase Orders Purchase orders granted by or received by Shorebreak shall have been made available to Stage II.

         8.11 New Credit Facility Pursuant to arrangements to be implemented by the Shorebreak Shareholders with a financial institution satisfactory to Stage II (the "New Factor"), the New Factor shall have entered into agreements and instruments in form and substance reasonably satisfactory to Stage II providing for (a) a new credit facility for Stage II to replace the Credit Line on terms no less favorable to Stage II in regard to interest and other charges than the Credit Line and with adequate credit available to fund the financing requirements of the Shorebreak business plan for Stage II (the "New Credit Line"), (b) the repayment of all


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
outstanding obligations of Stage II under the Credit Line with borrowings and replacement letters of credit under the New Credit Line and (c) the termination by Milberg of all guarantees of Stage II's indebtedness under the Credit Line by the Stage II Shareholders and the complete release by Milberg of the obligations of the Stage II Shareholders thereunder. For purposes of this Section, the New Factor may be Milberg, and the Credit Line may remain in place after the Closing as long as the requirements of clause (c) of this Section 8.10 are satisfied.

9        OTHER OBLIGATIONS OF THE PARTIES AT THE CLOSING

         9.1 Other Shorebreak Shareholders' Obligations At the Closing, in addition to fulfilling all of the other conditions to Closing imposed on the Shorebreak Shareholders under Article 8, the Shorebreak Shareholders shall deliver to Stage II:

                  9.1.1 Stock certificates representing the Shorebreak Shares, properly endorsed to Stage II, or with stock powers executed in blank, with any and all transfer, stamp or similar taxes upon the transfer of the shares to Stage II paid in full by the Shorebreak Shareholders;

                  9.1.2 Resignations of all officers and directors of Shorebreak; and

                  9.1.3 Minute books, stock books and seals of Shorebreak;

         9.2 Other Stage II Obligations At the Closing, in addition to performing all the other conditions to Closing imposed on Stage II under Section 8:

                  9.2.1 Stage II shall deliver to the Shorebreak Shareholders certificates for the Stage II Shares bearing a restrictive legend under the Securities Act, and stop orders shall be delivered to its transfer agent.

                  9.2.2 Stage II Apparel Corp. of Hong Kong, Ltd. (a) will have become dormant, (b) will have its assets, including those funds pledged to secure the Credit Line, paid to or returned to Stage II, and (c) its debts, including any obligations it has for payments due to, or for, the direct or indirect benefit of present or former employees, to Townsley Apparel Ltd., or Linmark Development settled and paid.

         9.3 Press Releases No press releases will be released by Stage II, by Shorebreak, or their respective officers, directors, or affiliates regarding this Agreement or any related matter without Jack Clark and Richard Siskind conferring together, and obtaining their mutual express consents to the wording of the release.

         9.4 Further Assurances At the Closing, the parties shall deliver to each other such additional documents and further assurances as they shall reasonably request to memorialize the transactions contemplated hereby.


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
10       TERMINATION

         10.1 Shorebreak Termination Event This Agreement may be terminated by Shorebreak and the transactions contemplated hereby abandoned at any time prior to the Closing if any of the following events (each a "Shorebreak Termination Event") shall have occurred:

                  10.1.1 Stage II shall have failed to satisfy any of the conditions set forth in Sections 7.3 through 7.11 or Section 9.2 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by Shorebreak; or

                  10.1.2 Stage II shall have failed to satisfy any of the conditions set forth in Sections 7.1 or 7.2 or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Shorebreak Shareholders.

         10.2 Stage II Termination Event This Agreement may be terminated by Stage II and the transactions contemplated hereby abandoned at any time prior to the Closing if any of the following events (each a "Stage II Termination Event") shall have occurred:

                  10.2.1 Shorebreak or the Shorebreak Shareholders shall have failed to satisfy any of the conditions set forth in Sections 8.3 through 8.11 or Section 9.1 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by Stage II; or

                  10.2.2 Shorebreak or the Shorebreak Shareholders shall have failed to satisfy any of the conditions set forth in Sections 8.1 or 8.2 or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to Stage II.

         10.3 Other Termination Events This Agreement may be terminated and the transactions contemplated hereby abandoned by Stage II or Shorebreak if the Closing does not occur on or prior to January 31, 1998, provided that the party seeking termination pursuant to this Section 10.3 is not in breach in any of its material representations, warranties, covenants or agreements contained in this Agreement.

         10.4 Notice of Termination In the event a party seeks to terminate this Agreement pursuant to this Article 10, written notice thereof shall forthwith be given to the other parties, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any party, subject to the provisions of
Section 10.5.

         10.5 Effects of Termination If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this Article 10, this Agreement shall become void and of no further force or effect, except that each party shall return all documents and other


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
material received from or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution hereof. All confidential information received by a party with respect to the business of the other party shall be treated in accordance with the restrictions set forth herein, which shall remain in full force and effect notwithstanding the termination of this Agreement.

11       POST CLOSING

         11.1 Standstill Obligations The Shorebreak Shareholders shall not vote their Stage II Shares or take any action as directors of Stage II to approve a merger of consolidation of Stage II with, or a sale of all or substantially all the assets of Stage II to any affiliate of the Shorebreak Shareholders (other than a merger, consolidation or sale that does not increase the percentage ownership of the Shorebreak Shareholders in the surviving entity) unless (a) the effective consideration per share of Stage II Common Stock to be received by other holders of Stage II Common Stock in the transaction complies in all material respects with any applicable requirements of the law of the State of New York regarding the fairness of transactions between a corporation and any controlling stockholder, and (b) if the transaction is proposed within three years after the Closing, the consideration to be received in the transaction on an equivalent per share basis has a value that is not less than $1.00 per share of Stage II Common Stock. Notwithstanding the foregoing, this Section 11.1 shall not apply to any transaction that is approved by holders (other than the Shorebreak Shareholders and their affiliates) of Stage II Common Stock representing a majority of the Stage II Common Stock (other than Stage II Common Stock held by the Shorebreak Shareholders and their affiliates) voted with respect to the transaction.

         11.2 Access For a period of two years after the Closing, Stage II will make its Chief Executive Officer and its the Chief Financial Officer reasonably available by telephone and in person to the Stage II Shareholders during normal business hours in New York, New York.

         11.3 Delivery of Periodic Reports, Maintenance of Exchange Listing, and Notice of Annual Meetings. For a period of three years following the Closing, or for such shorter period as the Stage II Shareholders shall own more than 1% of the outstanding shares of Stage II Common Stock:

                  11.3.1 Stage II will deliver to the Stage II Shareholders copies of all its press releases, copies of its reports of any nature sent to its shareholders, filings made by it pursuant to section 12 of the Exchange Act with the SEC, the AMEX, or any securities exchange on which its securities are listed. Delivery shall be made by hard copy via two day courier at the same time it is made to any other recipient.

                  11.3.2 Stage II will use its best efforts to maintain the listing of the Stage II Common Stock on the AMEX and will file, on time, all reports required to be filed with the SEC pursuant to Section 12 of the Exchange Act.


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
                  11.3.3 Stage II will give notice to the Stage II Shareholders by two day courier of the date of its annual meeting within three business days after that date is established.

         11.4 No Derogation No party shall make any utterance to any third party at any time before or after the Closing, or if the transactions do not close, in derogation of any other party to this transaction or regarding any of their affiliates, except to the extent necessary in pleadings actually filed in a court of competent jurisdiction in a proceeding to enforce rights hereunder.

         11.5 Further Instruments After the Closing, the parties shall execute such further instruments and give each other such further assurances as shall be reasonably requested to carry out the intent of this Agreement.

12       MISCELLANEOUS

         12.1 Benefit This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

         12.2 Entire Agreement. This Agreement, including the Schedules and the Exhibits, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

         12.3 Governing Law; Consent to Jurisdiction. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the law of the State of New York, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State. The parties to this Agreement consent to the jurisdiction of the federal and state courts located in the County of New York, State of New York over the parties hereto and over any disputes arising in connection with this Agreement. Service of process may be made by certified or registered mail, return receipt requested.

         12.4 Expenses. Each party hereto shall pay its own expenses incidental to the, preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         12.5 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.


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
         12.6 Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. Notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

         12.7 Notices All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                  (i) if to the Shorebreak Shareholders, or Shorebreak or to Stage II after the Closing of the transaction of:

                           R. Siskind & Company, Inc.
                           1385 Broadway
                           New York, NY 10018
                           Attn: Richard Siskind

                  with a copy to:

                           Roper, Barandes & Fertel, PC
                           130 West 42nd St
                           New York, NY 10036
                           Attn:  Barry Fertel, Esq.

                  (ii) if to Stage II before the Closing of the transaction, to:

                           Stage II Apparel Corp.
                           350 Fifth Avenue
                           New York, NY  10118
                           Attn:  Jack Clark

                           with a copy to:

                           Stahl and Zelmanovitz
                           430 Park Avenue
                           New York, New York 10017
                           Attn: Douglas Stahl, Esq.


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
         12.8 Non-waivers Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

         12.9 Headings The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12.10 Closing The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of counsel to the Shorebreak Shareholders on January 30, 1998 or such other date to which the parties shall mutually agree.

         12.11 Counterparts This agreement may be signed in counterparts, each of which may be deemed an original.


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
         IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date first written above.

STAGE II APPAREL CORP.

By:____________________________________
Jack Clark, an authorized officer



SHOREBREAK GROUP, INC.

By:____________________________________
Richard Siskind, an authorized officer,
         and individually

By:____________________________________
Douglas Tudor, an authorized officer,
         and individually

By:____________________________________
Jon Siskind, an authorized officer,
         and individually

By:____________________________________
Beverly Roseman, an authorized officer,
         and individually

                         LIST OF SCHEDULES AND EXHIBITS

General Schedules

1.1      Security Ownership of the Stage II Shareholders.

1.2 List of Debts of Stage II the payment of which were guaranteed by the Stage II Shareholders, and the guarantees of which are to be released.

Shorebreak Schedules

2.1      Security Ownership of the Shorebreak Shareholders.

2.5 List of Liens against Shorebreak Assets other than those shown on the Shorebreak Financial Statements (which is Schedule 2.10).

2.7      Leases to Shorebreak of Certain specified Assets.

2.8a List of Trademark, Trade names and Registrations thereof owned by Shorebreak.

2.8b List of Trademark, Trade names and Registrations licensed to Shorebreak.

2.9      Patents owned by, or licensed to Shorebreak.

2.10     Shorebreak Financial Statements.

2.11a    Material Adverse Changes

2.11b Assets Acquired by Shorebreak after September 30, 1997 other than in the ordinary course of business.

2.18     Other Shorebreak Contracts

2.19     Contested Contracts

2.21     Certain Actions Not Taken: Changes in Employment Compensation

2.24     Insurance Policies.

2.27     Report on Environmental Law Compliance.



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
Stage II Schedules

3.1a Identification of all Stage II Subsidiaries, ownership of their shares and good standing.

3.1b     List of Encumbrances to Any Stage II Shares.

3.3      Legal Proceedings Against Stage II or its Subsidiaries.

3.4 Liens Against Stage II Assets other than those shown on Stage II's financial statements (which are Schedule 3.19).

3.6 Title to Assets and Leases held by Stage II to real or personal property.

3.7 List of Trademarks, Trade names, and Registrations Owned by or licensed to Stage II.

3.8      Patents owned by or licensed to Stage II.

3.9      Stage II Financial Statements.

3.11a    Material Adverse Changes

3.11b Assets acquired since September 30, 1997 by Stage II and its Subsidiaries, except in the ordinary course of business.

3.13     Income Tax Returns

3.17     Exceptions to Contract Negation clause.

3.18     Contested Contracts

3.20     Certain Actions Not Taken: Changes in Employment Compensation

3.23     Insurance Policies.

3.26     Report on Environmental Law Compliance.

3.28 Report on Timely filing of Periodic Reports pursuant to SEC and Listing Requirements.

3.29     AMEX communications List.

5.7      Employment Contracts to be Renegotiated


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
Exhibits

1.1      Repurchase Agreement.

1.2a     Form of Releases.

1.2b     Form of Stock Option Plan with registration rights.

7.6.5    Form of Legal Opinion of counsel to Stage II.

7.11     Board Approval and Compliance with the BCL.

8.5.5 Form of Legal Opinion of counsel to Shorebreak and the Shorebreak Shareholders.

8.7      Forms of Employment Agreement of Jack Clark.

8.8      Registration Rights.




                  Exhibits are to be attached within five business days after the date hereof.


                                       40